Exhibit 99.1

Citrix Completes Spin-Off and Merger of GoTo Family of Service Offerings with LogMeIn

SANTA CLARA, Calif., February 1, 2017—Citrix Systems, Inc. (Nasdaq: CTXS) today announced that it has completed the spin-off and merger of its GoTo family of service offerings with LogMeIn, Inc. (Nasdaq: LOGM). As a result of these transactions, in addition to retaining the shares of Citrix common stock they currently own, Citrix stockholders will receive approximately 0.1718 of a share of LogMeIn common stock for each share of Citrix common stock that they owned of record as of January 20, 2017. No fractional shares of LogMeIn will be issued, and Citrix stockholders will instead receive cash in lieu of any fractional shares. No action is required by Citrix stockholders to receive their shares of LogMeIn common stock in the merger.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. Its technology makes the world’s apps and data secure and easy to access, empowering people to work anywhere and at any time. Citrix provides a complete and integrated portfolio of Workspace-as-a-Service, application delivery, virtualization, mobility, network delivery and file sharing solutions that enables IT to ensure critical systems are securely available to users via the cloud or on-premise and across any device or platform. With annual revenue in 2016 of $3.42 billion, Citrix solutions are in use by more than 400,000 organizations and 100 million users globally. Learn more at www.citrix.com.

For media inquiries, contact:

Eric Armstrong, 954-267-2977

eric.armstrong@citrix.com

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For investor inquiries, contact:

Eduardo Fleites, 954-229-5758

eduardo.fleites@citrix.com

Forward-looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Any statements contained herein which do not describe historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from these forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the future performance of core Citrix, failure to achieve the expected strategic, operational and competitive benefits of the separation of the GoTo business, and the effect of the separation on Citrix, its shareholders, customers, partners and employees, as well as economic, competitive, legal, governmental and technological factors and other risks and uncertainties described in Citrix’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in Citrix’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors are cautioned not to place undue reliance on the forward-looking statements included herein, as such statements are made as of the date hereof and Citrix undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by securities or other applicable laws.